Exhibit 3.1.64

STATE OF MISSOURI

Robin Carnahan, Secretary of State

Corporations Division

P.O. Box 778/600 W. Main Street, Rm 322

Jefferson City, Missouri 65102

AMENDMENT OF ARTICLES OF INCORPORATION

FOR A GENERAL BUSINESS OR CLOSE CORPORATION

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.	The present name of the Corporation is: Tempest Recovery Services, Inc.

The name under which it was originally organized was: Tempest Recovery Services, Inc.

2.	An amendment to the Corporation’s Articles of Incorporation was adopted by the Board of Directors and Sole Shareholder on: March 31, 2008

3.	The Articles of Incorporation are hereby amended and restated in its entirety as attached hereto as Exhibit A and made a part hereof.

4.	Of the Two Thousand (2,000) shares outstanding One Hundred (100) of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
Common	-100 shares-

5.	The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common	-100-	-0-

6.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

Not Applicable

7.	If the effective date of the amendment is to be a date other than the date of filing of the certificate of amendment with the Secretary of State, then the effective date, which shall be no more than 90 days following the filing date, shall be specified:

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Albert Zezulinski	Albert Zezulinski	CEO and President	3/31/08
Authorized Signature	Printed Name	Title	Date

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

TEMPEST RECOVERY SERVICES, INC.

Tempest Recovery Services, Inc., a corporation organized and existing under and by virtue of the General and Business Corporation Law of Missouri, does hereby certify as follows:

Article One

The name of the corporation (hereinafter called the “Corporation”) is Tempest Recovery Services, Inc.

Article Two

The registered agent’s name is: C T Corporation System.

The address, including street and number for the registered agent’s office in the State of Missouri is: 120 South Central Avenue, Clayton, Missouri 63105 (St. Louis County).

Article Three

The number of shares which the Corporation is authorized to issue is 2,000, all of which shall be voting common stock with a par value of $.01.

Article Fourth

The name of the incorporator was: Joseph D. Booz

The residence address of the incorporator was: 1816 NW Westbrooke Place, Blue Springs, Missouri 64015.

Article Fifth

The duration of the Corporation shall be perpetual.

Article Sixth

The Corporation was formed to engage in any lawful business as provided by the General and Business Corporation Law of Missouri.

Article Seventh

The number of directors to constitute the board of directors shall be three.

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The undersigned hereby affirms that the facts stated above are true and correct and has executed this Amended and Restated Articles of Incorporation this 31st day of March, 2008.

TEMPEST RECOVERY SERVICES, INC .

By:	/s/ Albert Zezulinski
Name:	Albert Zezulinski
Title:	Chief Executive Officer and President

STATE OF MISSOURI

Robin Carnahan, Secretary of State

Corporations Division

P.O. Box 778/600 W. Main Street, Rm 322

Jefferson City, Missouri 65102

AMENDMENT OF ARTICLES OF INCORPORATION

FOR A GENERAL BUSINESS OR CLOSE CORPORATION

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.	The present name of the Corporation is: Tempest Recovery Services, Inc.

The name under which it was originally organized was: Tempest Recovery Services, Inc.

2.	An amendment to the Corporation’s Articles of Incorporation was adopted by the Board of Directors and Sole Shareholder on: April 28, 2008

3.	The Amended and Restated Articles of Incorporation shall be amended to add the following Article Eighth:

“Article Eighth: To the fullest extent permitted by the General and Business Corporation Law of Missouri, as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.”

4.	Of the Two Thousand (2,000) shares outstanding One Hundred (100) of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
Common	-100 shares-

5.	The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common	-100-	-0-

6.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

Not Applicable

7.	If the effective date of the amendment is to be a date other than the date of filing of the certificate of amendment with the Secretary of State, then the effective date, which shall be no more than 90 days following the filing date, shall be specified:

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Albert Zezulinski	Albert Zezulinski	CEO and President	4/28/08
Authorized Signature	Printed Name	Title	Date